                                                                  Exhibit 10.218

                                ESCROW AGREEMENT

       THIS ESCROW AGREEMENT ("ESCROW AGREEMENT") is made as of this 1 day of July 2004, by and among by RED BOARDWALK, LLC, a Missouri limited liability company and REDBARRY, L.L.C., a Missouri limited liability company (collectively, "RED"), INLAND WESTERN KANSAS CITY, L.L.C., a Delaware limited liability company ("INLAND") and CHICAGO TITLE INSURANCE COMPANY ("ESCROW AGENT").

                                    RECITALS:

       A. RED and Inland Real Estate Acquisitions, Inc. previously entered into that certain agreement dated as of March 9, 2004, as amended (the "AGREEMENT"), with respect to that certain real property known as The Shops at Boardwalk, located in Kansas City, Missouri (the "PROPERTY"), as more fully described in the Agreement. A copy of the Agreement has been delivered to Escrow Agent and is incorporated by reference herein. Inland Real Estate Acquisitions, Inc. subsequently assigned its interest in the Agreement to Inland by Assignment of Contract effective June 30, 2004.

       B. Pursuant to the terms of the Agreement, RED has agreed to deposit with Escrow Agent the sum of Two Million Nine Hundred Eighty Six Thousand Three Hundred Thirty and no/100 Dollars ($2,986,330.00) (the "ESCROW DEPOSIT") with respect to RED's obligation to pay certain lease commissions, for payment of certain tenant improvements for certain tenant space not leased or fully occupied as of the date hereof (the "VACANT SPACES"), and for certain rent obligations, all as described by this Escrow Agreement.

       C. Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

       NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. DEPOSIT. RED hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of Two Million Nine Hundred Eighty Six Thousand Three Hundred Thirty and no/100 Dollars ($2,986,330.00) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit $1,000,000.00 of the Escrow Deposit into an interest bearing account with the First National Bank of Olathe, and the balance of the Escrow Deposit into an interest bearing account in a Permitted Investment, with interest accruing for the benefit of RED. The federal taxpayer identification of RED is as follows: 42-1542960.

       2. DISBURSEMENTS. Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

              (a) TENANT IMPROVEMENT DEPOSIT. That portion of the Escrow Deposit identified as the sum of Three Hundred Forty Five Thousand Five Hundred Twenty Five
and no/100 Dollars ($345,525.00) is hereby referred to as the "TENANT IMPROVEMENT DEPOSIT." The Tenant Improvement Deposit is attributable to the Vacant Spaces in the following amounts:

        SUITE #                            SQUARE FEET         AMOUNT
        -------                            -----------         ------
        05-02                                  2,345       $     35,175
        05-08                                  5,579       $     83,685
        05-14                                  1,500       $     22,500
        05-15                                  6,486       $     97,290
        05-24A                                 2,088       $     31,320
        05-24B                                 5,037       $     75,555
                                           -----------------------------
                                              23,035       $    345,525
                                           =============================

       The tenant improvement allowances shall be used for the hard and soft costs of constructing tenant improvements and related costs, including without limitation design fees, cost of plans and specifications, permit fees and construction costs, but shall exclude leasing commissions, broker's or finder's fees. Notwithstanding anything to the contrary set forth herein, if the tenant is doing all or any part of the leasehold improvements in its respective premises and the tenant's lease (which shall have approved by Inland, such approval not to be unreasonably withheld, conditioned or delayed) provides that the landlord is to provide a tenant improvement allowance to such tenant, the amount of tenant improvement allowance deposited hereunder shall be disbursed in accordance with the terms of the lease. Interim disbursements may be made not more often than one (1) time per month. The Tenant Improvement Deposit shall be disbursed by Escrow Holder in accordance with the terms of the leases to pay the costs thereof to contractors and vendors providing labor or material, or in the event RED has paid such costs itself, to reimburse RED, within 10 days of request for disbursement after the following conditions have been satisfied:

              (i) The portion of the tenant improvements for which disbursement is requested must have been constructed substantially in conformance with the plans and specifications therefor approved by Inland, which approval shall not be unreasonably conditioned, withheld or delayed.

              (ii) To the extent RED has paid all or any portion of tenant improvement allowance or RED is requesting an interim disbursement to a contractor, each request for disbursement shall be (i) on an Application and Certification for Payment of Tenant Improvements, (ii) shall contain a certification by RED that all tenant improvement work for which interim or full payment is requested has been substantially completed (iii) shall be accompanied by lien waivers executed by all the parties who performed work or supplied materials for the work or who are to be paid by such disbursement and completed under any previous draw, (iv) such Application and Certification shall be in the form attached hereto as EXHIBIT A and shall also be approved by Inland (as evidenced by Inland signing thereon before the disbursement is made) such

                                        2
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       approval not to be unreasonably conditioned, delayed or withheld. If RED is requesting that such amount be payable to RED, in addition to the foregoing, RED shall provide Inland and Escrow Holder with reasonable evidence of RED's payment of such tenant improvement allowance.

              (iii) Simultaneously, Chicago Title Insurance Company ("CTIC") shall issue an endorsement to Inland's title insurance policy insuring that there are no unbonded mechanics' or materialmen's liens relating to the work for which the disbursement is sought.

              (iv) The final disbursement for tenant improvements for each tenant space shall be the balance of the amount specified above for the respective tenant space, subject to RED delivering to Inland an estoppel certificate from the Tenant confirming that all Landlord work required by the lease has been completed and a final, unconditional certificate of occupancy for each space that is the subject of the disbursement and final lien waivers signed by the general contractor and all subcontractors performing work or providing materials for improvements for such tenant improvements.

              (v) If any portion of the Tenant Improvement Deposit has not been disbursed on or before the Termination Date, if all of the tenant improvements for the Vacant Space as required by the respective tenant leases have been completed and the documentation described above has been submitted and only Inlands consent is left to be provided, prior to the Termination Date, any portion of the Tenant Improvement Deposit, remaining on the Termination Date shall be released to RED; otherwise any remaining Tenant Improvement Deposit shall be released to Inland and in either case, RED shall have no further obligation with regard to any tenant improvements for the Property.

       (b) LEASING COMMISSIONS DEPOSIT. That portion of the Escrow Deposit identified as the sum of Sixty Nine Thousand One Hundred Five and no/100 Dollars ($69,105.00) is hereby referred to as the "LEASING COMMISSIONS DEPOSIT." The Leasing Commissions Deposit is a reserve for leasing/brokerage commissions attributable to the Vacant Spaces in the following amounts:

        SUITE #                            SQUARE FEET         AMOUNT
        -------                            -----------         ------
        05-02                                  2,345       $      7,035
        05-08                                  5,579       $     16,737
        05-14                                  1,500       $      4,500
        05-15                                  6,486       $     19,458
        05-24A                                 2,088       $      6,264
        05-24B                                 5,037       $     15,111
                                           -----------------------------
                                              23,035       $     69,105
                                           =============================

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       The Escrow Agent shall disburse within 10 days of request for disbursement to the procuring real estate broker a leasing commission for each approved lease of Vacant Space upon Escrow Holder's receipt of notice signed by RED that such commissions have been earned and are payable pursuant to the terms of the applicable commission agreement with respect to the applicable approved lease. Such notice shall be in the form of EXHIBIT B attached hereto and shall be executed by RED and approved by Inland (such approval not to be unreasonably withheld, conditioned or delayed). If no Leasing Commissions are due or owing on the Termination Date and all leasing commissions have been paid for all of the Vacant Spaces, any remaining Leasing Commission Deposit shall be released to RED and RED shall have no further obligation whatsoever as to such Leasing Commissions for the Property. If at Termination, Leasing Commissions are pending due to requirements that Tenant open for business or other such requirements, or no leasing commission is owing due to no executed lease as to the Vacant Space, the applicable Leasing Commissions shall either continue to be escrowed until paid, or any remaining funds shall be paid to Inland as the case may be and RED shall have no further obligation whatsoever as to such Leasing Commissions for the Property. In no event shall RED be required to replenish the Leasing Commission Deposit escrow.

       (c) ESCROW FOR THE BASE RENT. That portion of the Escrow Deposit identified as the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) is hereby referred to as the "BASE RENT DEPOSIT." On or before the tenth (10th) day of each month until the Termination Date, Inland shall provide to Escrow Agent and RED a certified monthly statement, according to the form attached as EXHIBIT C, (the "Statement") effective as of the last day of the preceding month, indicating the total base rents payable under leases net of abatements, concession and other offsets permitted under the Leases, (but not net of delinquencies or disputed amounts with Inland), (the "SCHEDULED RENT") for all tenants which have opened for business and have commenced full payments of base rent, and estimates of common area charges, taxes and insurance (the "BASE RENT STATEMENT"). On or before two (2) days after receipt by the Title Company of the foregoing certified monthly statement, the Base Rent Deposit shall be disbursed as follows:

              (i) Commencing on August 1, 2004, and monthly thereafter, Inland shall be shall entitled to make a draw request against the Base Rent Deposit, in an amount equal to the difference between: (x) the pro forma monthly rent, which the parties agree is $227,644.70, and (y) the Scheduled Rent. The form of draw request shall be in the form attached as EXHIBIT C.

              (ii) If a Base Rent Statement indicates that Scheduled Rent (when annualized) will be at least $2,612,010.00, then after disbursement to Inland provided in Section 2(c)(i) above, Escrow Agent shall disburse to RED any portion of the remaining Base Rent Deposit which exceeds $2,000,000.00.

              (iii) If a Base Rent Statement indicates that Scheduled Rent (when annualized) will be at least $2,649,710.00, then after disbursement to Inland provided in Section 2(c)(i) above, Escrow Agent shall disburse to RED any portion of the remaining Base Rent Deposit which exceeds $l,500,000.00.

              (iv) If a Base Rent Statement indicates that Scheduled Rent (when annualized) will be at least $2,687,410.00, then after disbursement to Inland provided in Section 2(c)(i) above, Escrow Agent shall disburse to RED any portion of the remaining Base Rent Deposit which exceeds $1,000,000.00.

              (v) If a Base Rent Statement indicates that Scheduled Rent (when annualized) will be at least $2,725,110.00, then after disbursement to Inland provided in Section 2(c)(i) above, Escrow Agent shall disburse to RED any portion of the remaining Base Rent Deposit which exceeds $500,000.00.

              (vi) If a Statement indicates that Scheduled Rent (when annualized) will be at least $2,763,000.00, then after disbursement to Inland provided in Section 2(c)(i) above, Escrow Agent shall disburse to RED all of the remaining Base Rent Deposit.

              (vi) Under no circumstance shall RED be required to replenish the Base Rent Deposit. If, as of the Termination Date, any balance of Base Rent Deposit remains held by the Escrow Agent, the Escrow Agent shall disburse such amount to Inland and RED shall have no further obligation to lease any property or any other obligation under this Agreement.

              (vii) At any time upon not less than ten (10) business days prior notice, RED may, at RED's sole cost and expense, examine the books and records of Inland with respect to base rents payable during the period commencing on the date hereof and ending on the date of the audit. The audit shall be conducted an accountant to be selected by RED, or by a qualified member of RED's staff. If the audit reveals a difference in the base rent reported by Inland in the Statement, which would have resulted in a right of RED to request a release of funds from the Base Rent Deposit, then RED may immediately draw on the Vacant Space Escrow as appropriate. Any audit shall be performed at a mutually convenient location and shall cause as little interference with Inland's operations as reasonably possible. The provisions of this paragraph shall survive the expiration of this Escrow Agreement.

       (d) ESCROW FOR NOGGIN NOODLE. That portion of the Escrow Deposit identified as the sum of Seventy One Thousand Seven Hundred and no/100 Dollars ($71,700.00) is hereby referred to as the "NOGGIN NOODLE DEPOSIT." On or before the tenth (10th) day of each month until the Termination Date, Inland shall provide to Escrow Agent and RED a certified monthly statement, effective as of the last day of the preceding month, indicating the total base rents, common area maintenance, taxes and insurance paid by the tenant of Space No. SP-21 (which is currently Noggin Noodle) (the "NOGGIN NOODLE STATEMENT"). The Base Rent Deposit shall be disbursed as follows:

              (i) Commencing on August 1, 2004, and monthly thereafter, Inland shall be shall entitled to make a draw request against the Noggin Noodle Deposit, in an amount equal to the difference between: (x) the pro forma monthly base rent, common area expenses, taxes and insurance for Space No. SP-21, which the parties agree is $2,390.00, and (y) the total base rent, common area expenses, taxes and insurance for Space No. SP-

       21, actually received from the tenant of Space No. SP-21 for the previous calendar month. The form of draw request shall be in the form attached as EXHIBIT D.

              (ii) If, on a date which is one (1) year after the date hereof, if any balance of the Noggin Noodle Deposit remains on deposit with the Escrow Agent, it shall be disbursed by the Escrow Agent to RED.

       4. DISPUTES. Inland shall have no right to claim an offset against any Escrow herein, for any other obligation related to any other matter whatsoever, other than as may be detailed in this Escrow Agreement including but not limited to any alleged misrepresentation, failure of a warranty or any other matter relating to the purchase of the Property. Any such claim shall be separately adjudicated. In the event either party objects to the disbursement of the Escrow Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the registry of the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

       5. PERMITTED INVESTMENTS. The Escrow Agent agrees to invest the Escrow Deposit as provided in Paragraph 1 at either (i) the First National Bank of Olathe or (ii) in Permitted Investments, as hereinafter defined. The Escrow Agent shall not invest the Escrow Deposit in any investment that would require the Escrow Agent to pay a penalty for early withdrawal to pay a monthly disbursement. Interest earned on the Escrow Deposit shall be paid to RED. For tax purposes, interest earned on the escrowed funds shall be for the account of RED. All disbursements under this Agreement shall be made first from the funds held at financial institutions other than First National Bank of Olathe, to the extent such funds are available. The term "PERMITTED INVESTMENTS" means:

                     (i)    Government Obligations as hereinafter defined;

                     (ii) Negotiable or non-negotiable certificates of deposit and time deposits (including Eurodollar certificates of deposit), maturing within ninety (90) days from the date of acquisition, issued by a federally chartered bank having at least $10 billion in total assets (an "APPROVED BANK"); and

                     (iii) money market funds of Chase Manhattan Bank or Bank of America, N.A. or other comparable institution.

                                   The term "GOVERNMENT OBLIGATIONS" means (a)
                            direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation, of the United States of America (including any securities, described in (a) or (b) above in this sentence issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), which obligations, in either case, are not subject to redemption prior to maturity at less than par by anyone other than the owner.

       6. COSTS. The costs of administration of this Escrow Agreement by Escrow Agent shall be paid equally by Inland and RED. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Agreement, the terms of the Agreement shall control in all events.

       7. TERMINATION DATE. The Termination Date of this Escrow Agreement is the date which is thirty six (36) months from the date hereof.

       8. CAM EXPENSES. On the "Closing Date" (as defined in the Agreement), Inland shall receive a credit against the Purchase Price in an amount equal to the prorata amount (calculated from the Closing Date to the last day of the month in which the Closing Date occurs) for the monthly common area maintenance expense, tax expense and insurance expense allocable to the Vacant Spaces (collectively, the "CAM EXPENSES") for the calendar month in which the Closing Date. Thereafter, commencing in the second calendar month after the Closing Date, and monthly thereafter until Termination Date, or such earlier date as tenants have commenced full payment of CAM Expenses under approved leases with respect to all of the Vacant Spaces, RED shall deliver to Inland (outside of this Escrow Agreement) an amount equal to the monthly CAM Expenses for the current calendar month allocable to the Vacant Spaces as stated below:

        SUITE #                            SQUARE FEET         AMOUNT
        -------                            -----------         ------
        05-10                                  2,763       $   1,832.79
        05-29                                  3,294       $   2,185.02
        05-02                                  2,345       $   1,555.52
        O5-O8                                  5,579       $   3,700.74
        05-14                                  1,500       $     995.00

        05-15                                  6,486       $   4,302.38
        05-24A                                 2,088       $   1,385.04
        05-24B                                 5,037       $   3,341.21
                                           -----------------------------
                                              29,092       $  19,297.69
                                           =============================

less the pro rata amount of the monthly CAM Expenses under approved leases for Vacant Spaces for which the tenant is open for business and for which CAM Expense payments had commenced on or after the second day of the prior calendar month. The amount to be disbursed to Inland shall be set forth in a Disbursement Request in the form of EXHIBIT E attached hereto signed by Inland and delivered to RED. Such amount shall be disbursed to Inland one (1) time per month within ten (10) days after Inland's submission of a Disbursement Request. Notwithstanding the foregoing, the amount set forth above for each Vacant space shall be increased by 5% on January 1 of each year during the term of this Agreement, provided however at the Termination Date, the actual amount of CAM shall be determined and an adjustment shall be made between Inland and RED with respect to any overpayment or underpayment.

       8. NO WAIVER. No delay or leniency of Inland in requiring strict performance of the terms and conditions hereof shall constitute a waiver of its rights hereunder.

       9. NO PLEDGE OR ENCUMBRANCE. RED shall not, pledge, assign or grant any security interest in the Escrow Deposit nor permit any lien or encumbrance to attach thereto.

       10. NOTICES. All notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telefax (answer back received), or by overnight courier, and sent to the party at its address appearing below or such other address as any other party shall hereafter inform the other party hereto by written notice given as aforesaid:

       If to RED, to:              RED Boardwalk, LLC and REDBARRY, L.L.C.
                                   4717 Central
                                   Kansas City, Missouri 64112
                                   Attention: Dan Lowe
                                   Telephone No.: (816)777-3500
                                   Telefax No.: (816)777-3501

       with a copy to:             Rick Katz, Esq.
                                   The Katz Law Firm
                                   6299 Nall Avenue
                                   Suite 210
                                   Mission, Kansas 66202
                                   Telephone No.: (913) 312-5050
                                   Telefax No.: (913) 312-5047

       And with a copy to:         Joe Harter, Esq.
                                   McDowell, Rice, Smith & Gaar, PC
                                   605 West 47th Street, Suite 350

                                   Kansas City, Missouri 64112
                                   Telephone No.: (816) 221-5400 x310
                                   Telefax No.: (816) 753-9996

       If to the Purchaser, to:    Inland Western Kansas City, L.L.C.
                                   2901 Butterfield Road
                                   Oak Brook, IL 60523
                                   Attention: Lou Quilici
                                   Telephone No.: (630) 218-8000
                                   Telefax No.: (630) 218-4935

       With copy to:               The Inland Real Estate Group, Inc.
                                   2901 Butterfield Road
                                   Oak Brook, IL 60523
                                   Attention: Robin Rash, Esq.
                                   Telephone No.: (630) 218-8000 ext. 2854
                                   Telefax No.: (630) 218-4900

       With a copy to:             Principal Life Insurance Company
                                   c/o Principal Real Estate Investors, LLC
                                   801 Grand Avenue
                                   Des Moines, Iowa 50392-1450
                                   Re: Loan No. 753948

       If to Escrow Agent:         Chicago Title Insurance Company
                                   171 N. Clark
                                   Chicago, IL 60601
                                   Attention: Nancy Castro
                                   Telephone No.: (312) 223-2709
                                   Telefax No.: (312) 223-2108

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the first to occur of (i) the date of delivery if delivered personally, or (ii) on the date of deposit with the overnight courier if sent by overnight courier or the date of the telefax, if give by telefax. Any party may change its address for purposes hereof by notice to the other. All notices hereunder and all documents and instruments delivered in connection with this transaction or otherwise required hereunder shall be in the English language. Each party shall be entitled to rely on all communications which purport to be on behalf of the party and purport to be signed by an authorized party or the above indicated attorneys. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to RED and/or Inland.

       11. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

       12. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Illinois without regard to Missouri conflict of laws principles. If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall never the less remain effective and shall be enforced to the fullest extent permitted by applicable law, and in lieu such illegal or unenforceable provisions there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

       13. BINDING EFFECT. This Escrow Agreement and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of the RED and Inland.

       14. LENDER PROVISIONS. Inland has on June 30, 2004 executed an Agreement (the "PROPERTY RESERVE AGREEMENT") by and between Inland and Principal Life Insurance Company ("LENDER") in connection with that certain $20,150,000 loan from Lender to Inland providing financing for the Property. RED, Escrow Agent and Inland hereby acknowledge that the rights and remedies of Inland pursuant to this Agreement shall inure to the benefit of Lender and that Lender shall have the same right, but not the obligation, to enforce all rights and remedies of Inland under this Agreement. RED and Escrow Agent further agree that upon the exercise of Lender's remedies under the Property Reserve Agreement as and against Inland, RED and Escrow Agent shall continue to perform their respective obligations for the benefit of Lender and Escrow Agent shall remit all funds due to Inland directly to Lender all in accordance with this Agreement. Nothing herein shall be interpreted to cause RED to incur any additional obligations under the Property Reserve Agreement.

       15. ADDITIONAL DEPOSIT. In addition to the Escrow Deposit, the parties are depositing, from the proceeds of the Closing escrow, the sum of $656,364.00 (the ADDITIONAL DEPOSIT"). The Escrow Agent is authorized to deposit such funds in Permitted Investments (without penalty for early withdrawal) until such time as the parties mutually and reasonably agree to instruct which shall in all events be within 3 days Escrow Agent to transfer such funds to the First National Bank of Olathe, at which time the Escrow Agent shall have not further responsibility with respect to the Additional Deposit.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                    SIGNATURE PAGE FOR ESCROW AGREEMENT AMONG
       RED BOARDWALK, LLC, REDBARRY, L.L.C., INLAND WESTERN KANSAS CITY,
                   L.L.C. AND CHICAGO TITLE INSURANCE COMPANY

                           RED:

                           RED BOARDWALK, LLC,
                           a Missouri limited liability company

                           By: R.E.D. BARRY NORTH, L.L.C.,
                               a Missouri limited liability company, its manager


                               By: /s/ Daniel H. Lowe
                                   --------------------------------
                                   Daniel H. Lowe, Authorized Signatory

                           REDBARRY, L.L.C.,
                           a Missouri limited liability company

                           By: NET PROPERTY INVESTORS, L.L.C.,
                               a Missouri limited liability company, its manager


                               By: /s/ R. Pete Smith
                                   ------------------------------------
                                   R. Pete Smith, Manager

                           INLAND:

                           INLAND WESTERN KANSAS CITY, L.L.C., a Delaware limited liability company

                           By: Inland Western Retail Real Estate Trust, Inc., a
                               Maryland corporation, its sole member

                               By:         /s/ Valerie Medina
                                      ---------------------------------
                               Name:       Valerie Medina
                                      ---------------------------------
                               Title:      Asst. Secretary
                                      ---------------------------------

                           ESCROW AGENT:

                           CHICAGO TITLE INSURANCE COMPANY
                           By:
                                  -------------------------------------
                           Name:
                                  -------------------------------------
                           Title:
                                  -------------------------------------

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